SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 13, 2002
(Date of earliest event reported)

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK	74103
(Address of principal executive offices)	(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

On December 11, 2002, ONEOK, Inc. closed the sale of certain midstream assets to an affiliate of Mustang Fuel Corporation. The purchase price was $92.5 million. The assets, located in North Central Oklahoma, include three processing plants and related gathering systems and an interest in a fourth processing plant. Funds from the sale were used to reduce ONEOK’s short-term debt.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired
Not applicable.

(b) Pro Forma Financial Information
Not applicable.

(c) Exhibits

99.1 Press release issued by ONEOK, Inc. dated December 13, 2002.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	December 16, 2002	By:	/s/ Jim Kneale
Jim Kneale Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

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